UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 26, 2006): January 26, 2006

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 26, 2006 we issued a press release announcing our pricing of a public offering of seven million shares of our common stock at a price to the public of $18.50 per share.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

We hereby supplement our filing with the Securities and Exchange Commission on Form S-3 (Registration Statement No. 333-130875, the “Registration Statement”) with the following information for Item 14 of Part II of the Registration Statement (such information is hereby incorporated by reference into the Registration Statement):

                Part II

                Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs, other than underwriting discounts and commissions, payable in connection with the sale of the common stock being registered. All amounts, except the SEC registration fee, are estimates.

Expenses	Amount
SEC registration fee	$23,312
NASD filing fee	22,287
Printing and engraving expenses	135,000
Legal fees and expenses	160,000
Transfer agent and registrar fees	1,000
Accounting fees and expenses	150,000
Blue Sky fees and expenses	5,000
Miscellaneous	3,401
Total	$500,000

Item 9.01   Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: January 26, 2006	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued January 26, 2006